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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Guaranty Bancorp on Form S-3 of our report dated February 12, 2010 on the consolidated financial statements and the effectiveness of internal control over financial reporting of Guaranty Bancorp, which report appears in the Annual Report on Form 10-K of Guaranty Bancorp for the year ended December 31, 2009 and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP
Sherman Oaks, California February 22, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM